UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2009
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Columbus Circle, New York, New York 10023
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Time Warner Cable Inc. (the “Company” or “TWC”) has recast its consolidated financial statements as of December 31, 2008 and 2007 and for each year in the three-year period ended December 31, 2008 and the related Management’s Discussion and Analysis of Results of Operations and Financial Condition, including the accompanying schedule, to reflect (i) the Company’s retrospective application of the presentation of noncontrolling interests as provided by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, which was adopted by the Company on January 1, 2009, and (ii) the reverse stock split of all outstanding and treasury shares of TWC common stock at a 1-for-3 ratio, implemented by the Company on March 12, 2009 in connection with the Company’s separation from Time Warner Inc., previously its parent company. These changes were previously reflected in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 that was filed with the Securities and Exchange Commission on April 29, 2009.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

23.1	Consent of Ernst & Young LLP.

99.1	Recast consolidated financial statements of Time Warner Cable Inc. as of December 31, 2008 and 2007 and for each year in the three-year period ended December 31, 2008 and Management’s Discussion and Analysis of Results of Operations and Financial Condition, including the accompanying schedule.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President and Chief Financial Officer

Date: June 24, 2009

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of Ernst & Young LLP.

99.1	Recast consolidated financial statements of Time Warner Cable Inc. as of December 31, 2008 and 2007 and for each year in the three-year period ended December 31, 2008 and Management’s Discussion and Analysis of Results of Operations and Financial Condition, including the accompanying schedule.